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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 29, 1998

                             SURGE COMPONENTS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



        New York                        0-14188                 11-2602030
----------------------------        ----------------      ----------------------
(State or Other Jurisdiction        (Commission File           IRS Employer
    of Incorporation)                   Number)           Identification Number)


                 1016 Grand Boulevard, Deer Park, New York 11729
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (516) 595-1818
              ----------------------------------------------------
              (Registrant's telephone number, including area code)






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Item 5. Other Events

         On December 29, 1998, Surge Components, Inc., a New York corporation (the "Registrant"), entered into a letter of intent to acquire Orbit Network, Inc.("Orbit"). Under the letter of intent, the shareholders of Orbit would exchange their shares of Orbit for 25 million shares (76% of the then outstanding shares) of Common Stock of the Registrant, and Orbit would be merged into the Registrant or a wholly owned subsidiary. See Exhibit A attached hereto, a press release dated December 29,1998.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Surge Components, Inc.
                                             Registrant




Dated: January 13, 1999                    By: /s/ Ira Levy
                                              -------------------------------
                                               Ira Levy, President and Chief
                                               Executive Officer




















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                                            EXHIBIT A

Tuesday December 29, 1998

Company Press Release

Surge Components, Inc. Signs Letter of Intent to Acquire
Orbit Network Inc., an e-commerce Internet and travel technology company.

Deer Park, NY, December 29, 1998/PR Newswire/--Surge Components, Inc.,(NASDAQ:
SRGE-news) today announced that the Company has signed a letter of intent to acquire Orbit Network Inc. Orbit provides leisure and international travel suppliers and resellers the ability to market and distribute their products electronically to consumers, corporations and travel agents worldwide through one distribution vendor. Orbit is the only e-commerce company that provides proprietary connections to not just the Internet (World Wide Web), but also America Online, Inc. (AOL), and all the major airline reservation systems-AMADEUS, Galileo International, SABRE, and WORLDSPAN.

A selection of Orbit's global clients include: Eurostar UK Ltd., Air Jamaica, Anheiser Busch Theme Parks, Palace Resorts, Rocky Mountains Railtours, Orlando Convention & Visitor Bureau, Las Vegas Convention & Visitor Bureau and Monaco Ministry of Tourism. Orbit operates its own branded World Wide Web Sites (www.orbitnetwork.com and www.travelfile.com), one of the first travel services on America Online, Inc. (AOL) (AOL keyword: travelfile), and sites for key travel marketing partners such as the American Society of Travel Agents (ASTA) (www.astanet.com) and the Caribbean Tourism Organization (CTO) (www.caribtourism.com). Orbit currently generates annual gross revenues in excess of $2.3 million and is projecting over $12 million in revenue for 1999.

Under the letter of intent, the shareholders of Orbit would exchange their shares of Orbit for 25 million shares (76% of the then outstanding shares) of Common Stock of Surge, and Orbit would be merged into Surge or a wholly owned subsidiary.

The merger is dependent upon, among other thing, the completion of appropriate due diligence, the receipt of a fairness opinion from an independent investment banker, approval of the Surge shareholders and the completion of definitive merger documents.

The acquisition supports Surge's strategy to enter the rapidly growing e-commerce industry. "We believe this is an opportunity that will give Surge access to e-commerce and maximize shareholder value," said Ira Levy, President and CEO of Surge. "There is significant growth opportunity in the less automated leisure and international travel niches, with other e-commerce vendors primarily focused on booking air, hotel, and car, remarked F. William Guerin, President of Orbit Network Inc." With leisure travel accounting for about


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50% of the annual $3.6 trillion dollars in worldwide travel spending, there is considerable market opportunity and potential for substantial long term growth. Robert DePalo, a senior partner at Equilink, LLC of New York, acted as investment banker to the parties for the transaction.

This press release contains forward looking statements regarding the Company's business strategy and future plans of operation. Forward looking statements involve known and unknown risks and uncertainties. These and other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by the Company ( available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward looking statements. The forward looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions or amendments to any forward looking statements made herein to reflect changes in the Company's expectations or future events.